Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256454 on Form S-8, and Registration Statement No. 333-282115 on Form S-3 of our report dated February 28, 2024, relating to the consolidated financial statements of Piedmont Lithium Inc. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 26, 2025